Exhibit 10.1.2

[SunTrust logo] SunTrust Banks, Inc. 2009 Stock Plan PERFORMANCE-VESTED STOCK OPTION (PVO)

SunTrust Banks, Inc. (“SunTrust”), a Georgia corporation, pursuant to action of the Compensation Committee (“Committee”) of its Board of Directors and in accordance with the SunTrust Banks, Inc. 2009 Stock Plan (“Plan”), has granted a Performance-Vested Stock Option (“PVO”) to purchase shares of SunTrust Common Stock, $1.00 par value (“Stock”), upon the following terms as an incentive for Optionee to promote the interests of SunTrust and its Subsidiaries:

Name of Optionee	[Name]

Number of Shares
Subject to Option	[# of Shares]

Fair Market Value Per Share On Grant Date and Option Price	[price]

Grant Date	[Grant Date]

This Option Agreement (the “Option Agreement”) evidences this PVO grant, which has been made subject to all the terms and conditions set forth on the attached Terms and Conditions and in the Plan.

SUNTRUST BANKS, INC.

Authorized Officer

TERMS AND CONDITIONS

PERFORMANCE-VESTED STOCK OPTION (PVO)

§ 1. GRANT DATE, EXERCISE PERIOD, EXPIRATION DATE. Subject to earlier termination or exercise as provided herein, this PVO granted on [Grant Date] (the “Grant Date”) shall expire at the end of the ten (10) year period (the “Exercise Period”) beginning on the Grant Date and ending at the end of the last day of the Exercise Period (the “Expiration Date”).

§ 2. PERFORMANCE-BASED VESTING. A percentage of this PVO, if it has not earlier vested or expired, shall vest and become exercisable on December 31, 2011 (the “Vesting Date”), based on SunTrust’s attainment of the Performance Level, set forth in the table below; provided, that the Optionee has remained in continuous employment with SunTrust or a Subsidiary from the Grant Date through the Vesting Date. A portion of this PVO may vest and become exercisable prior to the Vesting Date in accordance with the provisions of § 3. Once a portion of this PVO has vested, it may be exercised, in whole or in part, at any time and from time to time during the remainder of the Exercise Period unless the PVO expires before then pursuant to § 4.

Performance Level	SunTrust’s TSR Percentile on the Vesting Date	Percentage of PVO That Vests
Target; Maximum	50th TSR Percentile and Above	100%
Threshold	25th TSR Percentile	50%
Below Threshold	Below 25th TSR Percentile	0%

The percentage of the PVO that vests if SunTrust’s TSR Percentile on the Vesting Date is between the “Threshold” and “Target; Maximum” Performance Levels shall be determined by linear interpolation. The Committee shall determine the portion of the PVO that shall vest and become exercisable by multiplying the “Percentage of PVO That Vests,” set forth above, by the number of shares subject to this Option Agreement.

§ 3. ACCELERATED VESTING; TERMINATION OF EMPLOYMENT. Some or all of this PVO may vest early and become exercisable as a result of the Optionee’s termination of employment with SunTrust and all its Subsidiaries prior to the Vesting Date, as described below in § 3(a), § 3(b), § 3(c) or § 3(d). If prior to the Vesting Date, the Optionee’s employment with SunTrust and its Subsidiaries terminates for any reason other than those described below, this PVO shall immediately and automatically without any action on the part of the Optionee or SunTrust terminate and be completely forfeited on the date of such termination of the Optionee’s employment.

(a) If the Optionee’s employment with SunTrust terminates prior to the Vesting Date and the date of a Change in Control, as a result of the Optionee’s (i) death, or (ii) Disability, a portion of the PVO shall vest and become exercisable on the date the Optionee’s employment terminates. The portion of the PVO, if any, that vests will be based on the portion of the PVO that would have vested if the Performance Period ended on such date (based on the actual Performance Level achieved (or the Target Performance Level, if such termination occurs less than one (1) year after the Grant Date)). Such vested portion of the PVO shall remain exercisable for the period described in § 4(b). In the event of such death of Disability, any portion of the PVO that does not vest pursuant to this § 3(a) shall terminate and be completely forfeited on such date.

(b) If the Optionee’s employment with SunTrust terminates prior to the Vesting Date and the date of a Change in Control, as a result of the Optionee’s Retirement, the PVO shall vest and become exercisable with respect to a pro-rata number of shares of Stock on the last day of the Performance Period, if any, based on the Optionee’s service completed from the Grant Date through the date of such Optionee’s actual retirement date. Such vested portion of the PVO shall remain exercisable for the period described in § 4(c).

(c) If the Optionee’s employment with SunTrust is involuntarily terminated prior to the Vesting Date and the date of a Change in Control, by reason of a reduction in force which results in the Optionee’s eligibility for payment of a severance benefit pursuant to the terms of the SunTrust Banks, Inc. Severance Pay Plan or any successor to such plan, the PVO shall vest and become exercisable with respect to a pro-rata number of shares of Stock at the end of the Performance Period, if any, based on the Optionee’s service completed from the Grant Date through the date of such termination. Such vested portion of the PVO shall remain exercisable for the three month (3) period following the Vesting Date.

TERMS AND CONDITIONS

PERFORMANCE-VESTED STOCK OPTION (PVO)

(d) In the event a Change in Control occurs prior to the Vesting Date and on or prior to the Optionee’s termination of employment, upon the earlier of: (i) the Vesting Date, provided that the Optionee has remained in continuous employment with SunTrust or a Subsidiary from the Grant Date through the Vesting Date; or (ii) the date of the Optionee’s termination of employment with SunTrust and its Subsidiaries as a result of: (A) an involuntary termination by SunTrust that does not constitute a Termination for Cause; (B) the Optionee’s death or Disability; or (C) a voluntary termination by the Optionee as a result of Retirement or a Termination for Good Reason; the PVO shall vest and become exercisable with respect to the following number of shares of Stock: (1) the number of shares that would have vested (if any) if the Performance Period ended on the date of the Change in Control (based on the actual Performance Level achieved through the date of the Change in Control) multiplied by a fraction, the numerator of which shall be the number of days from the Grant Date through the date of such Change in Control, and the denominator of which shall be the total number of days in the original Performance Period; plus (2) the number of shares that would have vested assuming SunTrust’s achievement of the Target Performance Level multiplied by a fraction, the numerator of which shall be the number of days from the date of such Change in Control through the last day of the original Performance Period, and the denominator of which shall be the total number of days in the original Performance Period. Such vested portion of the PVO shall remain exercisable for the period described in § 4(d). In the event of such Change in Control, any portion of the PVO that does not vest pursuant to this § 3(d) shall terminate and be completely forfeited on the earlier of the Vesting Date or the date of termination of the Optionee’s employment.

Notwithstanding anything herein to the contrary, if the Optionee is subject to the terms of a Change in Control Agreement on the date of a Change in Control that provides for more generous vesting, such vesting provisions of the Change in Control Agreement shall govern.

(e) For purposes of § 3(b) and 3(c) above, the PVO shall vest with respect to the pro-rata number of shares of Stock equal to the product of: (i) the number of shares that would have vested based on the actual Performance Level achieved as of the Vesting Date; multiplied by (ii) a fraction, the numerator of which is equal to the number of days from the Grant Date through the date of such termination of employment, and the denominator of which is equal to the number of days in the Performance Period. Fractional shares shall be disregarded. In the event of such pro-rata vesting described above, any portion of the PVO that does not vest pursuant to this § 3(e) shall terminate and be completely forfeited on such date.

§ 4. EXPIRATION. To the extent not previously exercised, this PVO shall expire and cease to be exercisable on the Expiration Date or if earlier, on the first of the following events to occur:

(a) Except as otherwise described in this § 4 or § 3(c), if Optionee’s employment with SunTrust and all its Subsidiaries terminates for any reason, then Optionee may, within the three (3) month period following such termination, but in no event after the Expiration Date, exercise this PVO to the extent Optionee was entitled to exercise this PVO at the date of such termination of employment.

(b) In the event Optionee’s termination of employment with SunTrust and all Subsidiaries is due to death or Disability, any portion of the PVO that becomes vested and exercisable pursuant to § 2 or § 3(a), to the extent not previously exercised, shall remain exercisable through the end of the one (1) year period which begins on the date of Optionee’s death or Disability, but in no event after the Expiration Date.

(c) In the event Optionee terminates employment with SunTrust and all its Subsidiaries due to Retirement, any portion of the PVO that becomes vested and exercisable pursuant to § 2 or § 3(b), to the extent not previously exercised, shall remain exercisable through the end of the five (5) year period which begins on the later of the Vesting Date or the date of such Retirement, but in no event after the Expiration Date.

(d) Any portion of the PVO that becomes vested and exercisable pursuant to § 3(d) shall remain exercisable for the duration of the Exercise Period.

(e) This PVO shall expire on the date it has been exercised in full under this Option Agreement.

(f) This PVO shall expire on the Expiration Date to the extent it has not then been exercised.

(g) Notwithstanding anything in this Option Agreement to the contrary, if Optionee’s employment with SunTrust or a Subsidiary is Terminated for Cause, the PVO shall terminate and expire in its entirety, and all rights under this Option Agreement shall be forfeited, as of the end of the day before the date of Optionee’s termination of employment, regardless of whether this PVO was then vested or non-vested, and under no circumstances shall Optionee be entitled to exercise all or any part of this PVO after such expiration.

TERMS AND CONDITIONS

PERFORMANCE-VESTED STOCK OPTION (PVO)

§ 5. METHOD OF EXERCISE. This PVO shall be exercised by properly completing and delivering the applicable form to the delegate specified by the Committee for option recordkeeping, indicating the number of shares of Stock to be purchased upon such exercise, together with the appropriate payment in full for the number of such shares to be exercised. Payment may be made in the form of a check made payable in accordance with the delegate’s payment instructions, or written confirmation of ownership of sufficient shares of previously acquired Stock or any combination of such payment methods as has been approved by the Committee. Such exercise shall be effective on the date such form and payment actually are delivered to SunTrust’s delegate; provided, however, if such form and payment are mailed to the delegate at the appropriate address by registered mail or by an overnight service, the related exercise shall be treated as effective on the date accepted for delivery by the post office or overnight mail service. Any previously acquired Stock which is designated as payment for the exercise shall be valued at its Fair Market Value (closing price) on the date the exercise is effective or, if the exercise is effective on a date other than a business day, at the Fair Market Value on the immediately preceding business day.

§ 6. WITHHOLDING. The Committee shall have the right to reduce the number of shares of Stock actually transferred to the Optionee to satisfy the minimum applicable tax withholding requirements, and the Optionee shall have the right (absent any such action by the Committee and subject to satisfying the requirements under Rule 16b-3) to elect that the minimum applicable tax withholding requirements be satisfied through a reduction in the number of shares of Stock transferred to the Optionee.

§ 7. NONTRANSFERABLE. No rights granted under this PVO shall be transferable by the Optionee other than by will or by the laws of descent and distribution.

§ 8. EMPLOYMENT AND TERMINATION. Nothing in the Plan or this Option Agreement or any related material shall give the Optionee the right to continue in employment with SunTrust or a Subsidiary or adversely affect the right of SunTrust or a Subsidiary to terminate the Optionee’s employment with or without cause at any time.

§ 9. SHAREHOLDER STATUS. The Optionee shall have no rights as a shareholder with respect to any shares of Stock under this Option Agreement until the Optionee has made payment in full for such shares and such shares have been duly issued and delivered to the Optionee, and no adjustment shall be made for dividends of any kind or description whatsoever respecting such Stock except as expressly set forth in the Plan.

§ 10. OTHER LAWS. SunTrust shall have the right to refuse to issue or transfer any Stock under this Option Agreement if SunTrust acting in its absolute discretion determines that the issuance or transfer of such Stock might violate any applicable law or regulation, and any payment tendered in such event to exercise this option shall be promptly refunded to the Optionee.

§ 11. SECURITIES REGISTRATION. SunTrust may request the Optionee to hold any shares of Stock received upon the exercise of all or part of this PVO for personal investment and not for purposes of resale or distribution to the public and the Optionee shall, if so requested by SunTrust, deliver a certified statement to that effect to SunTrust as a condition to the transfer of such Stock to the Optionee.

§ 12. MISCELLANEOUS.

(a) TRANSFER OF EMPLOYMENT. A transfer of Optionee’s employment between or among SunTrust and Subsidiaries or between or among Subsidiaries shall not be deemed a termination of employment under this Option Agreement.

(b) CANCELLATION OF RIGHTS. Optionee’s rights under this Option Agreement may be canceled in accordance with the terms of the Plan.

(c) INCORPORATION OF PLAN. This Option Agreement shall be subject to all of the provisions, definitions, terms and conditions set forth in the Plan and any interpretations, rules and regulations promulgated by the Committee from time to time, all of which are incorporated by reference in this Option Agreement.

(d) GOVERNING LAW. The Plan and this Option Agreement shall be governed by the laws of the State of Georgia (without regard to its choice-of-law provisions), except to the extent superseded by federal law.

(e) NOTICES. Except as otherwise provided herein, any written notices provided for in this Option Agreement that are sent by mail shall be deemed received three (3) business days after mailing, but not later than the date of actual receipt. Notices shall be directed, if to Optionee, at Optionee’s address indicated by SunTrust’s records and, if to SunTrust, at SunTrust’s principal executive office.

TERMS AND CONDITIONS

PERFORMANCE-VESTED STOCK OPTION (PVO)

(f) SEVERABILITY. If one or more of the provisions of this Option Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Option Agreement to be construed so as to foster the intent of this Option Agreement and the Plan.

(g) ENTIRE AGREEMENT. This Option Agreement (which incorporates the terms and conditions of the Plan) constitutes the entire agreement of the parties with respect to the subject matter hereof. This Option Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.

§ 13. DEFINITIONS. Whenever the following terms are used in this Option Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) CHANGE IN CONTROL AGREEMENT – means a change in control agreement by and between SunTrust and the Optionee.

(b) CODE – means the Internal Revenue Code of 1986, as amended.

(c) DISABILITY – means a disability within the meaning of Code Section 22(e)(3).

(d) PERFORMANCE LEVEL – means the level of performance achieved by SunTrust during a measurement period (generally, the Performance Period) based on the TSR Percentile for such period.

(e) PERFORMANCE PERIOD – means the period commencing January 1, 2009 and ending on December 31, 2011.

(f) RETIREMENT – means the voluntary termination of employment by the Optionee from SunTrust or its Subsidiaries on or after attaining age 55 and having completed five (5) or more years of service as determined in accordance with the terms of the SunTrust Retirement Plan. An Optionee who is vested in the SunTrust Retirement Plan benefit but terminates employment before attaining age 55 or completing at least five (5) years of service is not treated for purposes of this Option Agreement and the share of Stock subject to this PVO as terminating employment due to Retirement.

(g) SUNTRUST RETIREMENT PLAN – means the SunTrust Banks, Inc. Retirement Plan, as amended from time to time.

(h) TERMINATION FOR CAUSE OR TERMINATED FOR CAUSE – means a termination of employment which is made primarily because of (i) the Optionee’s willful and continued failure to perform his job duties in a satisfactory manner after written notice from SunTrust to Optionee and a thirty (30) day period in which to cure such failure, (ii) the Optionee’s conviction of a felony or engagement in a dishonest act, misappropriation of funds, embezzlement, criminal conduct or common law fraud, (iii) the Optionee’s material violation of the Code of Business Conduct and Ethics of SunTrust or the Code of Conduct of a Subsidiary, (iv) the Optionee’s engagement in an act that materially damages or materially prejudices SunTrust or any Subsidiary or the Optionee’s engagement in activities materially damaging to the property, business or reputation of SunTrust or any Subsidiary; or (v) the Optionee’s failure and refusal to comply in any material respect with the current and any future amended policies, standards and regulations of SunTrust, any Subsidiary and their regulatory agencies, if such failure continues after written notice from SunTrust to the Optionee and a thirty (30) day period in which to cure such failure, or the determination by any such governing agency that the Optionee may no longer serve as an officer of SunTrust or a Subsidiary.

Notwithstanding anything herein to the contrary, if the Optionee is subject to the terms of a Change in Control Agreement at the time of his termination of employment with SunTrust or a Subsidiary, solely for purposes this Option Agreement, “Cause” shall have the meaning provided in the Change in Control Agreement.

(i) TERMINATION FOR GOOD REASON – means a termination of employment made primarily because of (i) a failure to elect or reelect or to appoint or to reappoint Optionee to, or the removal of Optionee from, the position which he or she held with SunTrust prior to the Change in Control, (ii) a substantial change by the Board or supervising management in Optionee’s functions, duties or responsibilities, which change would cause Optionee’s position with SunTrust to become of less dignity, responsibility, importance or scope than the position held by Optionee prior to the Change in Control or (iii) a substantial reduction of Optionee’s annual compensation from the lesser of: (A) the level in effect prior to the Change in Control or (B) any level established thereafter with the consent of Optionee.

TERMS AND CONDITIONS

PERFORMANCE-VESTED STOCK OPTION (PVO)

Notwithstanding anything herein to the contrary, if the Optionee is subject to the terms of a Change in Control Agreement at the time of his termination of employment with SunTrust or a Subsidiary, solely for purposes of this Option Agreement, “Good Reason” shall have the meaning provided in the Change in Control Agreement.

(j) TOTAL SHAREHOLDER RETURN or TSR – means a company’s total shareholder return, calculated based on the stock price appreciation during a specified measurement period plus the value of dividends paid on such stock during the measurement period (which shall be deemed to have been reinvested in the underlying company’s stock).

(k) TSR PERCENTILE – means the percentile rank of the TSR for SunTrust during the Performance Period relative to the TSR for the 24 companies listed on Appendix A (the “Peer Group”) during the Performance Period; provided, however, that for purposes of measuring the TSR Percentile: (i) the Committee reserves the right to make adjustments to the Peer Group based on developments that occur during the Performance Period, such as removing from the Peer Group, retroactively to the beginning of the Performance Period, any company no longer existing as an independent entity or which has announced it is being acquired; and (ii) the beginning and ending TSR values shall be calculated based on the average of the closing prices of the applicable company’s stock for the 20 trading days prior to and including the beginning or ending date, as applicable, of the Performance Period.

TERMS AND CONDITIONS

PERFORMANCE-VESTED STOCK OPTION (PVO)

APPENDIX A

Peer Group - 24 Companies

Company Name

1	JPMorgan Chase & Co.
2	Citigroup Inc.
3	Bank of America Corporation
4	Wells Fargo & Company (Proforma including WB)
5	Goldman Sachs Group, Inc.
6	Morgan Stanley
7	PNC Financial Services Group, Inc. (Proforma including NCC)
8	State Street Corporation
9	Bank of New York Mellon Corporation
10	U.S. Bancorp
11	Capital One Financial Corporation
12	Regions Financial Corporation
13	BB&T Corporation
14	Fifth Third Bancorp
15	KeyCorp
16	Northern Trust Corporation
17	M&T Bank Corporation
18	Comerica Incorporated
19	Marshall & Ilsley Corporation
20	Huntington Bancshares Incorporated
21	Zions Bancorporation
22	Popular, Inc.
23	Synovus Financial Corp.
24	First Horizon National Corporation